As filed with the Securities and Exchange Commission on September 1, 2015
Registration No. 333-205147

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TECOGEN INC.
(Exact name of registrant as specified in its charter)

Delaware	27-5250881
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Tecogen Inc.
45 First Avenue
Waltham, MA 02451
(781) 466-6400
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

David A. Garrison	Copy to:
Chief Financial Officer	Edwin L. Miller Jr.
Tecogen Inc.	Sullivan & Worcester LLP
45 First Avenue	One Post Office Square
Waltham, MA 02451	Boston, MA 02109
Tel: (781) 466-6400/Fax: (781) 622-1027	Tel: (617) 338-2800/Fax: (617) 338-2880
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer: ☐	Accelerated filer: ☐	Non-accelerated filer: ☐	Smaller reporting company: ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	4,968,839	$3.39	$16,844,364	$1,957

(1)
Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee, based upon the average of the high and low prices per share as reported on the NASDAQ Market on August 26, 2015.

(2)
Tecogen Inc. previoulsy paid a fee of $1,763 in connection with the inital filing of this Registration Statement on June 22, 2015 with respect to $15,172,863 of the proposed maximum aggregate offering price.

TECOGEN INC. HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL TECOGEN INC. SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated September 1, 2015

PROSPECTUS

4,968,839 Shares of Common Stock

This prospectus relates to the public offering, which is not being underwritten, of 4,968,839 shares of our common stock, $0.001 par value, that are held by two of our current stockholders. The common stock being registered does not include any special rights or preferences. We will not receive any of the proceeds from the offer and sale of the shares.
Our common stock is traded on the NADSAQ Market under the symbol “TGEN”. The last reported sales price of the common stock on the NADSAQ Market on August 26, 2015, was $3.39 per share. Each selling stockholder may sell all or a portion of its shares on the NADSAQ Market at prices prevailing at the time of sale, or related to the market price at the time of sale, or it may otherwise sell its shares at negotiated prices.

Our business and an investment in the securities offered hereby involve significant risks. See “Risk Factors” beginning on page 3 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission, or the SEC, including in our most recent Annual Report on Form 10-K for the year ended December 31, 2014, or the Annual Report, and in the applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, the JOBS Act, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.
The date of this prospectus is                     , 2015

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK. IN THIS PROSPECTUS, REFERENCES TO THE “COMPANY,” “TECOGEN,” “WE,” “US” AND “OUR” REFER TO TECOGEN INC., A DELAWARE CORPORATION, AND ITS SUBSIDIARIES.
____________________________________________________________________________________________________

ABOUT THIS PROSPECTUS
In this prospectus, references to “the Company,” “we,” “us,” “our,” “the registrant” or other similar terms refer to Tecogen Inc., or Tecogen.
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Our logo, trademarks and service marks are the property of the Company. Other trademarks or service marks appearing in this prospectus are the property of their respective holders.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference herein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this prospectus regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that the expectations underlying our forward-looking statements are reasonable, these expectations may prove to be incorrect, and all of these statements are subject to risks and uncertainties. Therefore, you should not place undue reliance on our forward-looking statements. We have included important risks and uncertainties in the cautionary statements included in this prospectus, particularly the section called “Risk Factors” below and incorporated by reference herein from our SEC filings. We believe these risks and uncertainties could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections or expectations prove incorrect, actual results, performance or financial condition may vary materially and adversely from those anticipated, estimated or expected. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT THE COMPANY
Tecogen designs, manufactures, sells, and services systems that produce electricity, hot water, and air conditioning for commercial installations and buildings and industrial processes. These systems, powered by natural gas engines, are efficient because they drive electric generators or compressors, while also using the engine’s waste heat for water heating, space heating, and/or air conditioning. This reduces the amount of electricity that customers purchase from utilities. We call this cogeneration technology CHP for combined heat and power.
Tecogen manufactures three types of CHP products:

•	Cogeneration units that supply electricity and hot water;

•	Chillers that provide air-conditioning and hot water; and

•	High-efficiency water heaters.
These products are standardized, modular, small-scale CHP products that reduce energy costs, carbon emissions, and dependence on the electric grid. Market drivers include the price of natural gas, local electricity costs, and governmental energy policies, as well as customers’ desire to become more socially responsible. Traditional customers for our cogeneration and chiller systems include hospitals and nursing homes, colleges and universities, health clubs and spas, hotels and motels, office and retail buildings, food and beverage processors, multi-unit residential buildings, laundries, ice rinks, swimming pools, factories, municipal buildings, and military installations; however, the economic feasibility of using our systems is not limited to these customer types. Through our factory-owned service centers in California, New York, Massachusetts, Connecticut, New Jersey, and Michigan our specialized technical staff maintain our products through long-term contracts. We have shipped approximately 2,000 units, some of which have been operating for almost 25 years. We have 75 full-time employees and 3 part-time employees, including 6 sales and marketing personnel and 41 service personnel.
Our CHP technology uses low-cost, mass-produced engines manufactured by GM and Ford, which we modify to run on natural gas. In the case of our mainstay cogeneration and chiller products, the engines have proved to be cost-effective and reliable. In 2009, our research team developed a low-cost process for removing air pollutants from the engine exhaust. Because these systems are fueled by natural gas, they typically produce lower levels of “criteria” air pollutants (those that are regulated by the EPA, because they can harm human health and the environment) compared with systems fueled by propane, gasoline, distillates, or residual fuel oil. We offer our Ultra low-emissions technology as an option in our CHP systems.
In 2012, after a successful field test of more than a year, we commercially introduced this technology as an option for all of our products under the trade name Ultra. Ultra was patented in the United States in October 2013. The Ultra low-emissions technology repositions our engine-driven products in the marketplace, making them comparable environmentally with emerging technologies such as fuel cells, but at a much lower cost and greater efficiency.
Our products are designed as compact modular units that are intended to be applied in multiples when utilized for larger CHP plants. Approximately 68% of our CHP modules are installed in multi-unit sites ranging up to 12 units. This approach has significant advantages over utilizing single, larger units with respect to building placement in constrained urban settings and redundancy during service outages. Redundancy is particularly relevant in regions where the electric utility has formulated tariff structures that have high “peak demand” charges. Such tariffs are common in many areas of the country, and are applied by such utilities as Southern California Edison, Pacific Gas and Electric, Consolidated Edison of New York, and National Grid of Massachusetts. Because these tariffs assess customers’ peak monthly demand charge over a very short interval (typically only 15 minutes), a brief service outage for a system comprised of a single unit is highly detrimental to the monthly savings of the system. For multiple unit sites, a full system outage is less likely and consequently these customers have a greater probability of capturing peak demand savings.
Finally, our in-licensed microgrid technology enables our InVerde CHP products to provide backup power in the event of power outages that may be experienced by local, regional, or national grids.
Our principal executive offices are located at 45 First Avenue, Waltham, Massachusetts 02451, and our telephone number is 781-466-6400.
RISK FACTORS
Investing in our securities involves risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report, as revised or supplemented by our quarterly reports on Form 10-Q filed with the SEC since the filing of our Annual Report, all of which are on file with the SEC and are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale by either selling stockholder of its common stock covered by this prospectus. The principal purpose of this offering is to register shares issued to John N. Hatsopoulos and Sea Shell Ltd. in multiple private placements.
SELLING STOCKHOLDERS
The following table sets forth the number of shares beneficially owned by each selling stockholder as of September 1, 2015 and the number of shares that may be offered by each selling stockholder pursuant to this prospectus. We have assumed, when calculating the numbers in the table, that all of the shares owned by each selling stockholder and offered pursuant to this prospectus will be sold, but each selling stockholder may not sell any or all of the shares that are being offered pursuant to this prospectus.
As of September 1, 2015, there were 17,588,782 shares of Company common stock outstanding.

	Shares owned before the offering		Shares offered pursuant to this prospectus		Shares owned after the offering
Selling Stockholders	Number	Percent	Number	Percent	Number	Percent
Sea Shell Limited(1) (2)(3)	1,250,000	7.1%	1,250,000	7.1%	—	—%
John N. Hatsopoulos (4) (5)	3,718,839	21.1%	3,718,839	21.1%	—	—%

(1)	The selling stockholder's address is c/o Cayman National Trust Co. Ltd. 2nd Floor, Suite 6201, Forum Lane, Camana Bay, PO Box 30239, KY1-1201, Cayman Islands.

(2)
Sea Shell Limited is a Cayman Islands Exempt Company. Sea Shell Limited’s directors have ultimate voting and investment control of its shares. The directors of Sea Shell Limited are Cayman National Trust (Directors) Ltd. and Cayman National Trust (Nominees) Ltd.

(3)	Barbara Ann Bernard is the Managing Director of Communications for the Company and an officer of Sea Shell Limited.

(4)	The selling stockholder's address is c/o Tecogen Inc., 45 First Ave, Waltham, MA 02451.

(5)
Includes: 2,135,210 shares of Common Stock held by J&P Enterprises LLC for the benefit of: John N. Hatsopoulos and Patricia L. Hatsopoulos. John N. Hatsopoulos is the Executive Member of J&P Enterprises LLC and has voting and investment power; 593,770 shares of Common Stock held by John N. Hatsopoulos and his wife, Patricia L. Hatsopoulos, as joint tenants with rights of survivorship, each of whom share voting and investment power; and 989,859 shares of Common Stock held by The John N. Hatsopoulos Family Trust 2007 for the benefit of: Patricia L. Hatsopoulos, Alexander J. Hatsopoulos, and Nia Marie Hatsopoulos, for which Dr. George N. Hatsopoulos and Ms. Patricia L. Hatsopoulos are the trustees. Mr. Hatsopoulos and his wife acquired all of the common stock mentioned in this footnote prior to the Company becoming a public company.

John N. Hatsopoulos is an affiliate of the Company through his positions with the Company, his ownership of the Company, and his relationships with certain affiliates of the Company.
Mr. Hatsopoulos is a Co-Chief Executive Officer and Director of the Company. Mr. Hatsopoulos’s salary is $1.00 per year. On average, Mr. Hatsopoulos spends approximately 50% of his business time on the affairs of the Company; however such amount varies widely depending on the needs of the business and is expected to increase as the business of the Company develops.
On March 25, 2013, the Company entered into a Revolving Line of Credit Agreement, or the Credit Agreement, with Mr. Hatsopoulos. Under the terms of the Credit Agreement, as amended on August 13, 2013, Mr. Hatsopoulos agreed to lend the Company up to an aggregate of $1,500,000 from time to time, at the written request of the Company. Any amounts borrowed by the Company pursuant to the Credit Agreement would bear interest at the Bank Prime Rate as quoted from time to time in the Wall Street Journal plus 1.5% per year. Repayment of the principal amount borrowed pursuant to the Credit Agreement would be due on March 1, 2014. In addition, the Company could have prepaid accrued interest, provided that prepayment was not made prior to January 1, 2014. The Credit Agreement terminated on March 1, 2014. On January 6, 2014, the Company repaid the then outstanding principal balance of $1,200,000 together with accrued interest of $25,347.
On July 22, 2013, Mr. Hatsopoulos personally pledged to support a bank credit facility of $1,055,000 to support bank guarantees issued on certain construction contracts. This pledge was renewed on July 22, 2014 with an expiration date of July 22, 2015. On April 10, 2015, the performance obligation tied to this bond was relieved and the credit facility was canceled.
On January 6, 2014, the Company repaid in full a then owed demand note owned by Mr. Hatsopoulos. At the time of payment, the principal was $1,750,000 and the accrued interest was $175,311.
On March 26, 2014, the Company entered into a conditionally effective revolving line of credit agreement, or the 2014 Credit Agreement, with Mr. Hatsopoulos. Under the terms of the 2014 Credit Agreement, Mr. Hatsopoulos agreed to lend the Company up to an aggregate of $3,500,000 from time to time, at the written request of the Company.  Any amounts borrowed by the Company pursuant to the 2014 Credit Agreement would bear interest at the Bank Prime Rate as quoted from time to time in the Wall Street Journal plus 1.5% per year. Repayment of the principal amount borrowed pursuant to the 2014 Credit Agreement would be due on March 25, 2015. The conditions upon which the agreement became effective were never satisfied.

On June 15, 2015, the Company entered into a non-revolving line of credit agreement, or the 2015 Credit Agreement, with Mr. Hatsopoulos. Under the terms of the 2015 Credit Agreement, Mr. Hatsopoulos agreed to lend the Company up to $250,000 per financial calendar quarter beginning in the third quarter 2015, for a period of two years with the aggregate maximum borrowed not to exceed $2,000,000. The term of the 2015 Credit Agreement is from July 1, 2015 to July 1, 2017.  Any amounts borrowed by the Company pursuant to the 2015 Credit Agreement bear interest at 6%. Repayment of the principal amount borrowed pursuant to the 2015 Credit Agreement will be due on June 15, 2017. The 2015 Credit Agreement is subordinated in right of payment to the Senior Convertible Promissory Note dated December 23, 2013, issued by the Company to and in favor of Michaelson Capital Special Finance Fund LP.
Ilios Dynamics Inc., or Ilios, is the Company's majority owned subsidiary. Mr. Hatsopoulos is a director of Ilios and holds approximately 7.2% of Ilios’s common stock.
The Company has two affiliated companies, American DG Energy Inc., or American DG Energy, and EuroSite Power Inc., or EuroSite Power. Mr. Hatsopoulos is: (a) the Co-Chief Executive Officer and a director of American DG Energy and beneficially owns approximately 19.4% of American DG Energy’s common stock; and (b) the Chairman of EuroSite Power and holds approximately 4.7% of EuroSite Power’s common stock.
PLAN OF DISTRIBUTION
The shares offered in this prospectus may be offered and sold from time to time for the account of the applicable selling stockholder, including donees, transferees, pledgees, distributees or other successors in interest that receive such shares as a gift or through another non-sale related transfer from such selling stockholder.
Each selling stockholder will act independently of Tecogen and the other selling stockholder in making decisions with respect to the timing, manner and size of any sale. Each selling stockholder may sell the shares:

•	at then-prevailing prices and terms;

•	at prices related to the then-current market price; or

•	at negotiated prices.
The sales may be made in the over-the-counter market, on the NASDAQ Market, or on any exchange on which the shares are listed. Each selling stockholder may sell the shares in one or more of the following types of transactions:

•	one or more block trades in which the broker or dealer will attempt to sell as agent or principal all or a portion of the shares held by such selling stockholder;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	in negotiated transactions; or

•	through other means.
Each selling stockholder may enter into hedging transactions when selling the shares. For example, each selling stockholder may:

•	sell shares short and redeliver such shares to close out such selling stockholder's short positions;

•	enter into transactions involving short sales by the brokers or dealers;

•	enter into option or other types of transactions that require such selling stockholder to deliver shares to a broker or dealer, who then resells or transfer the shares under this prospectus; or

•	loan or pledge the shares to a broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
Each selling stockholder may affect sales through brokers, dealers or agents, who in turn may arrange for other brokers or dealers to participate. The brokers, dealers or agents may receive discounts, concessions, commissions or fees from such selling stockholder and/or purchasers of the shares in amounts to be determined prior to the sale. Under the federal securities laws, these brokers or dealers and any other participating brokers or dealers may be deemed to be “underwriters” and any discounts, concessions or commissions received by them may be deemed to be “underwriting compensation” under the Securities Act. Because each selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, each selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.
In addition to selling the shares, each selling stockholder may:

•	sell its shares under Rule 144 of the Securities Act, if the transaction meets the requirements of Rule 144;

•	transfer the shares by gift, distribution or other transfer not involving market makers or established trading markets; or

•	agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

No selling stockholder is subject to any underwriting agreement. Each selling stockholder, or any parties who receive the shares from the selling stockholder by way of a gift, donation, distribution or other transfer, may sell the shares covered by this prospectus.
Tecogen will pay all expenses incident to the offering and sale of the shares to the public other than any discounts, concessions, commissions or fees of underwriters, brokers, dealers or agents.
Some states require that any shares sold in that state only be sold through registered or licensed brokers or dealers. In addition, some states require that the shares be registered or qualified for sale in that state, or that there exists an exemption from the registration or qualification requirements and that the exemption has been complied with.
We intend to maintain the effectiveness of this prospectus until the shares registered pursuant to this prospectus may be resold by each selling stockholder without restriction. We may suspend each selling stockholder’s right to resell shares under this prospectus.
We shall inform each selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of such selling stockholder and its respective affiliates.
We will not receive any proceeds from this offering. Each selling stockholder will pay or assume brokerage commissions or other similar charges and expenses incurred in the resale of the shares.
LEGAL MATTERS
Unless an applicable prospectus supplement indicates otherwise, the validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sullivan & Worcester LLP, Boston, Massachusetts.
EXPERTS
The financial statements of Tecogen appearing in its Annual Report on Form 10-K for the years ended as of December 31, 2014 and December 31, 2013 and incorporated by reference in this prospectus, have been so incorporated in reliance on the respective reports of Wolf & Company P.C. and McGladrey LLP, independent registered public accountants, given on the authority of said firms as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at: 100 F Street N.E., Washington, DC 20549. You can request copies of these documents by writing to the Public Reference Section of the SEC, 100 F Street N.E., Washington, DC 20549 or by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available at the SEC's website at http://www.sec.gov. This website address is included in this document as an inactive textual reference only.
You may also obtain information about us, including copies of our SEC reports, through our website at www.tecogen.com. This website address is not an active link to the registration statement of which this prospectus is a part, and any documents, references, links or other materials of any kind contained or referred to on such website are not part of the registration statement of which this prospectus is a part. Requests for documents may also be addressed in writing or by telephone to: David A. Garrison, Chief Financial Officer, Tecogen Inc., 45 First Avenue, Waltham, MA 02451, Phone: (781) 466-6400.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC requires us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and that we incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make after the date of the initial filing of the registration statement of which this prospectus is a part made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities made by this prospectus is completed or terminated:

•	The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 25, 2015.

•	The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, filed with the SEC on May 11, 2015.

•	The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, filed with the SEC on August 6, 2015.

•	The Company’s Current Report on Form 8-K filed with the SEC on January 2, 2015.

•	The Company’s Current Report on Form 8-K filed with the SEC on January 30, 2015.

•	The Company’s Current Report on Form 8-K filed with the SEC on May 11, 2015.

•	The Company’s Current Report on Form 8-K filed with the SEC on June 17, 2015.

•	The Company’s Current Report on Form 8-K filed with the SEC on June 18, 2015.

•	The Company’s Current Report on Form 8-K filed with the SEC on August 6, 2015.

•	The Company’s Current Report on Form 8-K filed with the SEC on August 13, 2015.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of these documents, which will be provided to you at no cost, by writing to or telephoning: David A. Garrison, Chief Financial Officer, Tecogen Inc., 45 First Avenue, Waltham, MA 02451, Phone: (781) 466-6400.
* * *
This information is part of a registration statement we filed with the SEC. You should rely only on the information and representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth an estimate of the expenses we expect to incur and pay in connection with the issuance and distribution of the securities being registered:

Amount
Securities and Exchange Commission registration fee	$1,957
Legal fees and expenses	5,000
Accounting fees and expenses	30,000
Printing and miscellaneous	—
Total	$36,957

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. We have included such a provision in our Restated Certificate of Incorporation.
Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
Our charter includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director's duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.
Our charter also provides that:

•	we must indemnify our directors and officers to the fullest extent permitted by Delaware law;

•	we may, to the extent authorized from time to time by our Board of Directors, indemnify our other employees and agents to the same extent that we indemnified our officers and directors; and

•
in the event we do not assume the defense in a legal proceeding, we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

The indemnification provisions contained in our Restated Certificate of Incorporation and Amended and Restated Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.
In addition, we maintain insurance on behalf of our directors and executive officers that insures them against any liability asserted against them in their capacities as directors or officers or arising out of such status.
ITEM 16. EXHIBITS.
The following exhibits, required by Item 601 of Regulation S-K, are filed as a part of this registration statement. Exhibit numbers, where applicable, in the left column correspond to those of Item 601 of Regulation S-K.

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation (1)
3.2	Amended and Restated Bylaws (1)
4.1	Specimen Common Stock Certificate of Tecogen Inc. (1)
5.1	Legal Opinion of Sullivan & Worcester LLP (filed herewith)
23.1	Consent of Wolf & Company P.C. (filed herewith)
23.2	Consent of McGladrey LLP (filed herewith)
23.3	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on Signature Page)
(1) Incorporated by reference to the exhibit with the same exhibit number in Amendment No. 3 to the Company's Form S-1 Registration Statement (No. 333-193791) filed with the SEC on June 27, 2014.

ITEM 17. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Waltham, Commonwealth of Massachusetts on September 1, 2015.
TECOGEN INC.

By: /s/ David A. Garrison
David A. Garrison
Chief Financial Officer
POWER OF ATTORNEY
The undersigned officers and directors of the Company hereby constitute and appoint John N. Hatsopoulos and David Garrison, and each of them singly, with full power of substitution, our true and lawful attorneys-in-fact and agents to take any actions to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including the power and authority to sign for us in our names in the capacities indicated below any and all amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act of 1933.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John N. Hatsopoulos	Director and Co-Chief Executive Officer	September 1, 2015
John N. Hatsopoulos	(Principal Executive Officer)

/s/ Benjamin M. Locke	Co-Chief Executive Officer	September 1, 2015
Benjamin M. Locke	(Principal Executive Officer)

/s/ David A. Garrison	Treasurer, Secretary and Chief Financial Officer	September 1, 2015
David A. Garrison	(Principal Financial and Accounting Officer)

/s/ Angelina Galiteva	Chairman of the Board	September 1, 2015
Angelina Galiteva

/s/ Ahmed F. Ghoniem	Director	September 1, 2015
Ahmed F. Ghoniem

/s/ Joseph E. Aoun	Director	September 1, 2015
Joseph E. Aoun

/s/ Charles Maxwell	Director	September 1, 2015
Charles Maxwell

/s/ Earl Lewis	Director	September 1, 2015
Earl Lewis

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation (1)
3.2	Amended and Restated Bylaws (1)
4.1	Specimen Common Stock Certificate of Tecogen Inc. (1)
5.1	Legal Opinion of Sullivan & Worcester LLP (filed herewith)
23.1	Consent of Wolf & Company P.C. (filed herewith)
23.2	Consent of McGladrey LLP (filed herewith)
23.3	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on Signature Page)
(1) Incorporated by reference to the exhibit with the same exhibit number in Amendment No. 3 to the Company's Form S-1 Registration Statement (No. 333-193791) filed with the SEC on June 27, 2014.